UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 23, 2022

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2022, the Board of Directors of Mill City Ventures III, Ltd. (the “Company”) adopted an equity compensation plan entitled 2022 Stock Incentive Plan (the “Plan”). The Plan is subject the approving vote of the Company’s shareholders. The Company filed a preliminary proxy statement on Friday, December 2, 2022, relating to a special meeting called for that purpose.

The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other stock-based awards, collectively, the “incentive awards.” Incentive awards may be granted under the Plan to our employees, directors and consultants. The maximum number of shares of common stock available for issuance under the Plan is 900,000 shares. Shares of common stock subject to incentive awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan and be available for issuance under the Plan.

In the event of a corporate transaction or a change of control, then, if approved by the Committee (either at the time of the grant of the incentive award or at any time thereafter), all outstanding options that may become immediately exercisable in full and will remain exercisable in accordance with their terms; outstanding restricted stock awards and restricted stock units may become immediately fully vested and non-forfeitable; and any conditions to the issuance of cash or shares of common stock pursuant to performance awards may lapse. The Committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

The Compensation Committee of the Board (the “Committee”) will administer the Plan. The Plan is scheduled to terminate immediately prior to the tenth anniversary of the date it was adopted by the Board. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. The Plan may be amended at any time, subject to any required shareholder approval.

Also on November 23, 2022, the Committee granted non-statutory stock options, to each of Douglas M. Polinsky, the Company’s Chief Executive Officer, and Joseph A. Geraci, II, Chief Financial Officer, for the purchase of up to 250,000 shares of the Company’s common stock (“Awards”). The Committee granted the Awards to recognize the successful effort, led by the recipient executives, to have the Company’s common stock listed on the Nasdaq Capital Market, and to recognize the Company’s successful operating results during the pendency of the 18-month effort to obtain such listing, each of which outcomes were deemed by the Committee to have created the opportunity to create significant long-term shareholder value. The fair market value for each share issued under the Awards was $2.12 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on November 23, 2022. Separately on the same date, the Committee approved the issuance of non-statutory options, to each of the Company’s three non-employee and independent directors, for the purchase 100,000 shares of common stock. None of the non-statutory options granted by the Committee pursuant to the Plan may be exercised unless and until the Plan shall have been approved by the Company’s shareholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: December 5, 2022	By:	/s/ Joseph A. Geraci, II
JOSEPH A. GERACI, II
Chief Financial Officer

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